As filed with the Securities and Exchange Commission on June 22, 2016

Registration No. 333-203150

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Integrity Applications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	98-0668934
(State or Other Jurisdiction of Incorporation	(Primary Standard Industrial Classification	(I.R.S. Employer Identification
or Organization)	Code Number)	Number)
Integrity Applications, Inc. 19 Ha’Yahalomim St. P.O. Box 12163 Ashdod 7760049, Israel 972 (8) 675-7878
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Avner Gal Chief Executive Officer Integrity Applications, Inc. 19 Ha’Yahalomim St. P.O. Box 12163 Ashdod 7760049, Israel 972 (8) 675-7878
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to : Robert L. Grossman, Esq. Victor F. Semah Greenberg Traurig, P.A. 333 S.E. 2nd Avenue, Suite 4400 Miami, FL 33131 (305) 579-0500 (305) 579-0717 (facsimile)

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered hereunder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Integrity Applications, Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (this “Amendment”) to withdraw and remove from registration the unsold shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), previously registered pursuant to the Registration Statement on Form S-1 (Registration No. 333-203150) filed with the Securities and Exchange Commission on March 31, 2015 and declared effective on April 15, 2015 (as amended, the “Registration Statement”), pertaining to the resale registration of up to an aggregate of 4,818,761 shares of Common Stock, consisting of 1,465,578 shares of Common Stock issuable upon conversion of the Company’s Series B 5.5% Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), 2,931,156 shares of Common Stock issuable upon the exercise of warrants, 18,987 shares of Common Stock issued as stock dividends on the Series B Preferred Stock and 403,040 shares of Common Stock issuable as stock dividends on the Series B Preferred Stock.

Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Amendment to deregister all such securities of the Company registered under the Registration Statement that remain unsold as of the effective date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ashdod, State of Israel, on June 22, 2016.

INTEGRITY APPLICATIONS, INC.

By:	/s/ Avner Gal
Name:	Avner Gal
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Avner Gal	Chairman of the Board and Chief Executive Officer	June 22, 2016
Avner Gal	(Principal Executive Officer)

/s/ Eran Hertz	Chief Financial Officer (Principal Financial Officer	June 22, 2016
Eran Hertz	and Principal Accounting Officer)

*	Director	June 22, 2016
Dr. Robert Fischell

*	Director and Executive Vice President of Operations	June 22, 2016
David Malka

Director
Leslie Seff

Director
Angela Strand
_________________
* Signed by Avner Gal, as attorney in fact.